CODE OF ETHICS

(Sarbanes-Oxley Act of 2002, Section 406)

for

PRINCIPAL EXECUTIVE OFFICER

PRINCIPAL FINANCIAL OFFICER

AND

PRINCIPAL ACCOUNTING OFFICER

OF

THRIVENT MUTUAL FUNDS

THRIVENT FINANCIAL SECURITIES LENDING TRUST

and

THRIVENT SERIES FUND, INC.

November 10, 2004

(as amended November 16, 2010)

I.        CODE OF ETHICS

It is the policy of the Thrivent Mutual Funds, the Thrivent Financial Securities Lending Trust and Thrivent Series Fund, Inc. (collectively, the “Funds”) that the President, as chief executive officer, and the Treasurer, as chief financial officer and chief accounting officer (or persons performing similar functions), of each Fund adhere to and advocate the following principles governing their professional and ethical conduct in the fulfillment of their responsibilities:

A.

Act with honesty and integrity, and ethically handle actual or apparent conflicts between his or her personal, private interests and the interests of the Funds, including receiving improper personal benefits as a result of his or her position.

B.

Take such actions as are necessary as to ensure that periodic reports filed with the Securities and Exchange Commission and other public communications contain information which provides full, fair, accurate, timely and understandable disclosure. Such actions shall include adoption and maintenance of adequate disclosure controls and procedures.

C.	Comply with laws of federal, state, and local governments applicable to the Funds, and the rules and regulations of private and public regulatory agencies having jurisdiction over the Funds.

D.	Act in good faith, responsibly, with due care and diligence, without misrepresenting or omitting material facts or allowing independent judgment to be compromised.

E.

Respect the confidentiality of information acquired in the course of the performance of his or her responsibilities except when authorized or otherwise legally obligated to disclose such information. Do not use confidential information acquired in the course of the performance of his or her responsibilities for personal advantage.

F.	Proactively promote ethical behavior among subordinates and peers.

G.	Use Fund assets and resources employed or entrusted in a responsible manner.

H.	Do not use Fund information, assets, opportunities or one’s position with the Funds for personal gain. Do not compete directly or indirectly with the Funds.

I.	Promptly report any violation of this Code to the Compliance Officer.

J.	Comply in all respects with (a) the Funds’ Code of Ethics; (b) Thrivent Financial for Lutheran’s Code of Ethics, and (c) Thrivent Investment Management Inc.’s Policy on Insider Trading.

K.	Acknowledge and certify compliance with the foregoing annually and file a copy of such certification with the Ethics & Compliance Committee of each Fund’s Board of Directors/Trustees.

II.        ADMINISTRATION OF CODE

A.	Compliance Officer.

The Independent Directors of each Fund Board shall appoint a Compliance Officer, who shall have overall responsibility for ensuring this Code is adhered to. In such capacity, the Compliance Officer shall report to each Board’s Ethics & Compliance Committee. The Compliance Officer shall be a person who has sufficient status within Thrivent Financial for Lutherans to engender respect for the Code and the authority adequately to deal with the persons subject to the Code regardless of their stature in the company.

B.	Amendments

Any material amendment to this Code shall be disclosed in accordance with the requirements of Rule 30b2-1(a) under the Investment Company Act of 1940, as amended (the “1940 Act”), and form N-CSR. Form N-CSR does not require disclosure of technical, administrative or other non-substantive amendments.

C.	Waivers

A waiver of a provision of this Code must be requested whenever there is a reasonable likelihood that a contemplated action will violate the Code. Requests for waivers must be in writing and submitted to the Compliance Officer, who shall make a recommendation to the Ethics & Compliance Committee for final determination. Any waiver or implicit waiver shall be disclosed in accordance with the requirements of Rule 30b2-1(a) under the 1940 Act and Form N-CSR.

As used herein, “waiver” means any approval by the Ethics & Compliance Committee of a material departure from a provision of this Code. “Implicit waiver” means failure by the Compliance Officer or the Ethics & Compliance Committee to take action within a reasonable period of time regarding a material departure from a provision of the Code that has been made known to an executive officer (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended) of the Funds.

D.	Violations

Upon learning of a violation or potential violation of this Code, the Compliance Officer shall prepare a written report to the Ethics & Compliance Committee providing full details and recommendations for further action.

The Ethics & Compliance Committee will, in consultation with the Compliance Officer and/or such legal counsel as the Ethics & Compliance Committee deems appropriate, make the final determination of whether a violation has occurred and the action, if any, to be taken in response thereto. The Ethics & Compliance Committee may take into account the qualitative and quantitative materiality of the violation from the perspective of either the determent to the Fund or the benefit to the violating officer, the policy behind the provision violated and such other facts and circumstances as it deems advisable under all of the facts and circumstances.

Any material violation shall be reported in accordance with the requirements of Rule 30b2-1 of the 1940 Act and Form N-CSR.

E.	Regulatory Filing

A copy of this Code of Ethics shall be filed as an exhibit to each Fund’s annual report on Form N-CSR.

F.	Records

The Compliance Officer or Chief Legal Officer shall retain copies of all records required by Form N-CSR and/or rules and regulations promulgated under the 1940 Act.

PRESIDENT’S

CERTIFICATION OF COMPLIANCE WITH

CODE OF ETHICS FOR THE

PRINCIPAL EXECUTIVE OFFICER

PRINCIPAL FINANCIAL OFFICER

AND

PRINCIPAL ACCOUNTING OFFICER

OF

THRIVENT MUTUAL FUNDS

THRIVENT SERIES FUND, INC.

AND

THRIVENT CASH MANAGEMENT TRUST

I, David S. Royal, President of Thrivent Mutual Funds, Thrivent Series Fund, Inc. and Thrivent Cash Management Trust (collectively, the “Funds”) hereby acknowledge and certify to my compliance with attached Section I of the Funds’ Code of Ethics for the Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer for the period from October 1, 2014 through September 30, 2015.

In witness whereof, I have hereunto set my hand this 2nd day of November, 2015.

/s/ David S. Royal
David S. Royal
President

TREASURER’S

CERTIFICATION OF COMPLIANCE WITH

CODE OF ETHICS FOR THE

PRINCIPAL EXECUTIVE OFFICER

PRINCIPAL FINANCIAL OFFICER

AND

PRINCIPAL ACCOUNTING OFFICER

OF

THRIVENT MUTUAL FUNDS

THRIVENT SERIES FUND, INC.

AND

THRIVENT CASH MANAGEMENT TRUST

I, Gerard V. Vaillancourt, Treasurer of Thrivent Mutual Funds, Thrivent Series Fund, Inc. and Thrivent Cash Management Trust (collectively, the “Funds”) hereby acknowledge and certify to my compliance with attached Section I of the Funds’ Code of Ethics for the Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer for the period from October 1, 2014 through September 30, 2015.

In witness whereof, I have hereunto set my hand this 2nd day of November, 2015.

/s/ Gerard V. Vaillancourt
Gerard V. Vaillancourt, Treasurer